SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 27, 2006

99¢ ONLY STORES
(Exact Name of Registrant as Specified in Charter)

California	1-11735	95-2411605
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 East Union Pacific Avenue City of Commerce, California	90023
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 980-8145

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On December 27, 2006, 99¢ Only Stores (the “Company”) issued a press release providing an update on the timing of its delayed filings with the Securities and Exchange Commission and announcing that, at the Company’s request, the New York Stock Exchange (the “NYSE”) had granted the Company an additional trading period of up to three months, subject to ongoing NYSE monitoring of the Company’s progress with regards to its timetable for completing its delayed filings. This press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

As a result of the delay in the filing of its Form 10-K for the fiscal year ended March 31, 2006 and 2006 Proxy Statement, the Company could not make certain disclosures required to be made in those filings under Section 303A of the NYSE Listed Company Manual as discussed below. The NYSE has advised the Company that it could provide the required corporate governance disclosures through the filing of this Current Report on Form 8-K.

The NYSE Listed Company Manual requires NYSE-listed companies to make certain corporate governance disclosures in their annual reports on Form 10-K and proxy statements. In particular, Section 303A of the NYSE Listed Company Manual requires companies to:

•
disclose the board’s evaluation of each director’s relationship with the company, whether the board has adopted categorical standards of independence, and its determination as to the independence of each director;

•	identify the non-management director who presides at all regularly scheduled executive sessions of the non-management members of the board of directors;
•	disclose a method by which interested parties may communicate directly with the presiding director or the non-management directors as a group;
•
disclose the availability of such company’s corporate governance guidelines, code of business conduct and ethics and charters for the board’s audit, compensation and corporate governance committees on its website and in print upon a stockholder’s request; and

•
disclose that (i) such company’s chief executive and chief financial officer have filed the certifications required by Section 302 of the Sarbanes-Oxley Act with the company’s most recently filed annual report on Form 10-K, and (ii) such company’s chief executive officer has certified to the NYSE that he is not aware of any violations of the NYSE corporate governance listing standards by the company.

 Director Independence

The Board of Directors of the Company (the “Board”) has concluded that the following directors are independent in accordance with the director independence standards of the NYSE, and it has determined that none of them has a material relationship with the Company which would impair his independence from management or otherwise compromise his ability to act as an independent director: Lawrence Glascott, Marvin Holen, Eric Flamholtz, Ph.D. and Tom Unterman.

Executive Sessions

Executive sessions of non-management directors are regularly held. The Board has adopted a procedure for such executive sessions of non-management directors whereby a presiding non-management director for each session is determined on a rotating basis, proceeding in alphabetical order.

Communication with Non-Management Directors

Interested parties with concerns regarding the Company may contact the non-management directors by sending a letter in care of the Corporate Secretary at 4000 Union Pacific Avenue, City of Commerce, California 90023; the mailing envelope must contain a clear notation that it is confidential and for the non-management directors. The Corporate Secretary will make copies of all such letters and circulate them to the appropriate director or directors.

Corporate Governance Guidelines, Code of Business Conduct and Committee Charters

The Company’s Corporate Governance Guidelines, Code of Business Conduct and Ethics and charters for the Audit, Compensation and Nominating and Corporate Governance Committees are available on the Company’s website at www.99only.com under the headings “Investor Relations-Corporate Governance.” Copies are also available upon request addressed to Shareholder Services at 4000 Union Pacific Avenue, City of Commerce, California 90023 (telephone number: 1-323-980-8145)

Annual CEO Certification

The chief executive officer and interim chief financial officer certifications required under Section 302 of the Sarbanes-Oxley Act of 2002 have been filed as exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004. The certification by the Company’s chief executive officer required under Section 303A.12(a) of the NYSE corporate governance rules will be submitted to the NYSE concurrently with the filing of this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibit

Exhibit No.	Description

99.1	Press Release dated December 27, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

99¢ ONLY STORES

Date: December 28, 2006	By:	/s/ Eric Schiffer
Eric Schiffer
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated December 27, 2006